Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q2 FY15 FINANCIAL RESULTS

Delivers Record High Q2 Net Revenue, Earnings and Operating Cash Flow on a
Non-GAAP Basis
Raises Fiscal Year 2015 Net Revenue and EPS Guidance

REDWOOD CITY, CA - October 28, 2014 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2014.

“Electronic Arts continues to put our players first, delivering new experiences, innovation and new ways to play,” said Chief Executive Officer Andrew Wilson. “It was an excellent second quarter, with strong new titles, deep player engagement in our live services and ongoing digital growth driving continued momentum.”

“By emphasizing player engagement and our digital live services, we’ve grown revenue, expanded gross margins and delivered EPS well above prior year and our guidance,” said Chief Financial Officer Blake Jorgensen. “We are raising our annual non-GAAP net revenue guidance by $75 million to $4.175 billion and annual non-GAAP diluted EPS by $0.20 to $2.05.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•
Calendar year to date, EA continues to be the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World, led by FIFA 15, NHL 15, Madden NFL 15, EA SPORTSTM UFC®, TitanfallTM, Battlefield 4TM, and FIFA 14.

•	In fiscal Q2, EA’s players logged more than 1.9 billion hours of gameplay on console and PC.

•	Monthly active users for EA’s mobile titles averaged over 155 million in Q2.

•	EA’s mobile sports games averaged more than 40 million monthly active users in Q2, up 250% year-over-year, driven by Madden NFL Mobile and FIFA 15 Ultimate TeamTM Mobile.

•	To date, players have logged more than 89 million games of Madden NFL 15, up 48% year-over-year.

•	Battlefield HardlineTM will launch on March 17, 2015 in North America and beginning on March 19, 2015 in Europe.

Selected Financial Highlights:
*On a non-GAAP basis

•	For the quarter, net revenue* of $1.220 billion was above our guidance of $1.140 billion. Diluted earnings per share* of $0.73 was above our guidance of $0.50.

•	Net revenue* for EA’s FIFA, Madden NFL and Hockey Ultimate Team services continued to grow, collectively up 96% year-over-year.

•	Operating cash flow for the quarter improved $189 million versus the same period last year.

•	EA repurchased 2.6 million shares in Q2 for $95 million, pursuant to the $750 million share repurchase program initiated in May 2014.

•
On a trailing twelve month basis, EA had record net revenue* of $4.481 billion (of which a record $2.0 billion was digital*), record net income* of $843 million and record operating cash flow of $1.153 billion.

•	EA raised fiscal 2015 net revenue* guidance from $4.100 billion to $4.175 billion and diluted EPS* guidance from $1.85 to $2.05 per share.

(in millions of $, except per share amounts)	Quarter Ended 9/30/14	Quarter Ended 9/30/13
GAAP Digital Net Revenue	$508	$450
GAAP Packaged Goods and Other Net Revenue	482	245
GAAP Total Net Revenue	$990	$695

Non-GAAP Digital Net Revenue	$453	$348
Non-GAAP Packaged Goods and Other Net Revenue	767	692
Non-GAAP Total Net Revenue	$1,220	$1,040

GAAP Net Income (Loss)	$3	($273)
Non-GAAP Net Income	232	105
GAAP Diluted Earnings/(Loss) Per Share	0.01	(0.89)
Non-GAAP Diluted Earnings Per Share	0.73	0.33

Operating Cash Flow Provided by (Used In) Operations	$183	($6)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 9/30/14	TTM Ended 9/30/13
GAAP Net Revenue	$4,135	$3,775
GAAP Net Income	397	227
Non-GAAP Net Revenue	4,481	3,757
Non-GAAP Net Income	843	329

Operating Cash Flow Provided by Operations	$1,153	$342

Business Outlook as of October 28, 2014

The following forward-looking statements, as well as those made above, reflect expectations as of October 28, 2014. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2015 Expectations - Ending March 31, 2015

•	GAAP net revenue is expected to be approximately $4.375 billion.

•	Non-GAAP net revenue is expected to be approximately $4.175 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.06.

•	Non-GAAP diluted earnings per share is expected to be approximately $2.05.

•
The Company estimates a share count of 322 million for purposes of calculating fiscal year 2015 GAAP diluted earnings per share and 320 million for purposes of calculating fiscal year 2015 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $200 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $150 million of stock-based compensation;

◦	Approximately $122 million from the loss on licensed intellectual property commitment;

◦	Approximately $63 million of acquisition-related expenses;

◦	Approximately $5 million reduction of college football settlement expenses;

◦	Approximately $22 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $159 million higher than GAAP tax expense.

Third Quarter Fiscal Year 2015 Expectations - Ending December 31, 2014

•	GAAP net revenue is expected to be approximately $1.100 billion.

•	Non-GAAP net revenue is expected to be approximately $1.275 billion.

•	GAAP earnings per share is expected to be approximately $0.41.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.90.

•
The Company estimates a share count of 322 million for purposes of calculating third quarter fiscal year 2015 GAAP diluted earnings per share, and 319 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $175 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $40 million of stock-based compensation;

◦	Approximately $16 million of acquisition-related expenses;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $81 million higher than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 28, 2014 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2014 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-469-0955 (domestic) or 312-470-7475 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until November 11, 2014 at 866-352-7725 (domestic) or 203-369-0081 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items (other than Shares from Convertible Bond Hedge, which are included), as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Income tax adjustments

▪	Loss (gain) on strategic investments

▪	Loss on licensed intellectual property commitment (COGS)

▪	Restructuring charges

▪	Shares from Convertible Bond Hedge

▪	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the

Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments from its non-GAAP financial measures.

Loss on Licensed Intellectual Property Commitment. During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.

When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2015 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.

These forward-looking statements are current as of October 28, 2014. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2014.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2014, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

EA SPORTS, Ultimate Team, Battlefield 4, Battlefield, Battlefield Hardline, The Sims, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. Titanfall is a trademark of Respawn Entertainment, LLC. UFC® is a registered trademark, trademark, trade dress or service mark owned exclusively by Zuffa, LLC and affiliated entities in the United States and other jurisdictions. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net revenue
Product	$536	$350	$1,293	$893
Service and other	454	345	911	751
Total net revenue	990	695	2,204	1,644
Cost of revenue
Product	347	341	599	471
Service and other	80	72	195	136
Total cost of revenue	427	413	794	607
Gross profit	563	282	1,410	1,037
Operating expenses:
Research and development	261	283	526	561
Marketing and sales	183	164	313	311
General and administrative	92	129	180	214
Acquisition-related contingent consideration	(1)	(44)	(2)	(37)
Amortization of intangibles	4	4	7	8
Restructuring and other	—	(2)	—	(1)
Total operating expenses	539	534	1,024	1,056
Operating income (loss)	24	(252)	386	(19)
Interest and other income (expense), net	(6)	(8)	(14)	(13)
Income (loss) before provision for income taxes	18	(260)	372	(32)
Provision for income taxes	15	13	34	19
Net income (loss)	$3	$(273)	$338	$(51)
Earnings (loss) per share
Basic	$0.01	$(0.89)	$1.08	$(0.17)
Diluted	$0.01	$(0.89)	$1.05	$(0.17)
Number of shares used in computation
Basic	313	308	312	306
Diluted	322	308	322	306

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income (loss), net income (loss), earnings (loss) per share and diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and non-GAAP diluted shares.

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net revenue
GAAP net revenue	$990	$695	$2,204	$1,644
Change in deferred net revenue (online-enabled games)	230	345	(209)	(109)
Non-GAAP net revenue	$1,220	$1,040	$1,995	$1,535
Gross profit
GAAP gross profit	$563	$282	$1,410	$1,037
Acquisition-related expenses	12	14	26	29
Change in deferred net revenue (online-enabled games)	230	345	(209)	(109)
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
Stock-based compensation	1	1	1	1
Non-GAAP gross profit	$806	$642	$1,350	$958
Operating income (loss)
GAAP operating income (loss)	$24	$(252)	$386	$(19)
Acquisition-related expenses	15	(26)	31	—
Change in deferred net revenue (online-enabled games)	230	345	(209)	(109)
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	40	(5)	40
Restructuring and other	—	(2)	—	(1)
Stock-based compensation	40	38	69	71
Non-GAAP operating income (loss)	$309	$143	$394	$(18)
Net Income (loss)
GAAP net income (loss)	$3	$(273)	$338	$(51)
Acquisition-related expenses	15	(26)	31	—
Amortization of debt discount	6	5	11	10
Change in deferred net revenue (online-enabled games)	230	345	(209)	(109)
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	40	(5)	40
Restructuring and other	—	(2)	—	(1)
Stock-based compensation	40	38	69	71
Income tax adjustments	(62)	(22)	(64)	24
Non-GAAP net income (loss)	$232	$105	$293	$(16)
Non-GAAP earnings (loss) per share
Basic	$0.74	$0.34	$0.94	$(0.05)
Diluted	$0.73	$0.33	$0.92	$(0.05)
Number of shares used in computation
GAAP & Non-GAAP Basic	313	308	312	306
GAAP Diluted	322	316	322	306
Shares from convertible bond hedge	(3)	—	(2)	—
Non-GAAP Diluted	319	316	320	306

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2014	March 31, 2014 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,624	$1,782
Short-term investments	764	583
Receivables, net of allowances of $141 and $186, respectively	829	327
Inventories	67	56
Deferred income taxes, net	58	74
Other current assets	190	316
Total current assets	3,532	3,138
Property and equipment, net	483	510
Goodwill	1,723	1,723
Acquisition-related intangibles, net	143	177
Deferred income taxes, net	9	28
Other assets	141	140
TOTAL ASSETS	$6,031	$5,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191	$119
Accrued and other current liabilities	915	781
Deferred net revenue (online-enabled games)	1,281	1,490
Total current liabilities	2,387	2,390
0.75% convertible senior notes due 2016, net	591	580
Income tax obligations	89	189
Deferred income taxes, net	85	18
Other liabilities	209	117
Total liabilities	3,361	3,294
Common stock	3	3
Paid-in capital	2,247	2,353
Retained earnings	367	29
Accumulated other comprehensive income	53	37
Total stockholders’ equity	2,670	2,422
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,031	$5,716
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
OPERATING ACTIVITIES
Net income (loss)	$3	$(273)	$338	$(51)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	56	56	112	112
Stock-based compensation	40	38	69	71
Acquisition-related contingent consideration	(1)	(44)	(2)	(37)
Change in assets and liabilities:
Receivables, net	(618)	(470)	(508)	(278)
Inventories	(30)	(16)	(11)	(15)
Other assets	117	38	138	8
Accounts payable	126	159	83	77
Accrued and other liabilities	257	158	173	(37)
Deferred income taxes, net	3	3	4	5
Deferred net revenue (online-enabled games)	230	345	(209)	(109)
Net cash provided by (used in) operating activities	183	(6)	187	(254)
INVESTING ACTIVITIES
Capital expenditures	(21)	(24)	(48)	(53)
Proceeds from maturities and sales of short-term investments	197	117	352	250
Purchase of short-term investments	(202)	(90)	(537)	(191)
Acquisition of subsidiaries, net of cash acquired	—	—	—	(5)
Net cash provided by (used in) investing activities	(26)	3	(233)	1
FINANCING ACTIVITIES
Proceeds from issuance of common stock	21	28	26	50
Excess tax benefit from stock-based compensation	2	—	14	—
Repurchase and retirement of common stock	(95)	—	(145)	—
Acquisition-related contingent consideration payment	—	—	—	(1)
Net cash provided by (used in) financing activities	(72)	28	(105)	49
Effect of foreign exchange on cash and cash equivalents	(15)	9	(7)	2
Increase (decrease) in cash and cash equivalents	70	34	(158)	(202)
Beginning cash and cash equivalents	1,554	1,056	1,782	1,292
Ending cash and cash equivalents	$1,624	$1,090	$1,624	$1,090

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY14	FY14	FY14	FY15	FY15	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	695	808	1,123	1,214	990	42%
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Non-GAAP net revenue	1,040	1,572	914	775	1,220	17%
Gross profit
GAAP gross profit	282	291	900	847	563	100%
Acquisition-related expenses	14	16	15	14	12
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Loss on licensed intellectual property commitment (COGS)	—	—	—	122	—
Stock-based compensation	1	—	1	—	1
Non-GAAP gross profit	642	1,071	707	544	806	26%
GAAP gross profit % (as a % of GAAP net revenue)	41%	36%	80%	70%	57%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	62%	68%	77%	70%	66%
Operating income (loss)
GAAP operating income (loss)	(252)	(292)	344	362	24	110%
Acquisition-related expenses	(26)	20	21	16	15
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Loss on licensed intellectual property commitment (COGS)	—	—	—	122	—
College football settlement expenses	40	—	8	(5)	—
Restructuring and other	(2)	(1)	1	—	—
Stock-based compensation	38	40	39	29	40
Non-GAAP operating income	143	531	204	85	309	116%
GAAP operating income (loss) % (as a % of GAAP net revenue)	(36%)	(36%)	31%	30%	2%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	14%	34%	22%	11%	25%
Net income (loss)
GAAP net income (loss)	(273)	(308)	367	335	3	101%
Acquisition-related expenses	(26)	20	21	16	15
Amortization of debt discount	5	6	5	5	6
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Loss on licensed intellectual property commitment (COGS)	—	—	—	122	—
College football settlement expenses	40	—	8	(5)	—
Restructuring and other	(2)	(1)	1	—	—
Stock-based compensation	38	40	39	29	40
Income tax adjustments	(22)	(123)	(80)	(2)	(62)
Non-GAAP net income	105	398	152	61	232	121%
GAAP net income (loss) % (as a % of GAAP net revenue)	(39%)	(38%)	33%	28%	—
Non-GAAP net income % (as a % of non-GAAP net revenue)	10%	25%	17%	8%	19%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	(0.89)	(1.00)	1.15	1.04	0.01	101%
Non-GAAP earnings per share	0.33	1.26	0.48	0.19	0.73	121%
Number of diluted shares used in computation*
GAAP	308	309	319	322	322
Non-GAAP	316	317	319	321	319

*Diluted EPS reflects the potential dilution from common shares issuable through stock-based compensation plans including stock options, restricted stock, restricted stock units, common stock through our ESPP, warrants, and other convertible securities using the treasury stock method. When in a loss position, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as their inclusion would have had an anti-dilutive effect.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY14	FY14	FY14	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	303	338	474	522	433	43%
International	392	470	649	692	557	42%
Total GAAP net revenue	695	808	1,123	1,214	990	42%
North America	136	352	(63)	(201)	51
International	209	412	(146)	(238)	179
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
North America	439	690	411	321	484	10%
International	601	882	503	454	736	22%
Total Non-GAAP net revenue	1,040	1,572	914	775	1,220	17%
North America	44%	42%	42%	43%	44%
International	56%	58%	58%	57%	56%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	42%	44%	45%	41%	40%
International	58%	56%	55%	59%	60%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other*	245	398	632	678	482	97%
Full game downloads	93	61	93	107	83
Extra content	200	185	212	225	212
Subscriptions, advertising and other	80	67	71	81	91
Mobile**	77	97	115	123	122
Total Digital	450	410	491	536	508	13%
Total GAAP net revenue	695	808	1,123	1,214	990	42%
Packaged goods and other*	447	657	(268)	(385)	285
Full game downloads	(38)	54	22	(36)	11
Extra content	(73)	28	31	(14)	(59)
Subscriptions, advertising and other	(18)	(1)	(2)	(1)	—
Mobile**	27	26	8	(3)	(7)
Total Digital	(102)	107	59	(54)	(55)
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Packaged goods and other*	692	1,055	364	293	767	11%
Full game downloads	55	115	115	71	94
Extra content	127	213	243	211	153
Subscriptions, advertising and other	62	66	69	80	91
Mobile**	104	123	123	120	115
Total Digital	348	517	550	482	453	30%
Total Non-GAAP net revenue	1,040	1,572	914	775	1,220	17%
Packaged goods and other*	35%	49%	56%	56%	49%
Full game downloads	13%	8%	8%	9%	8%
Extra content	29%	23%	19%	19%	21%
Subscriptions, advertising and other	12%	8%	6%	7%	9%

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY14	FY14	FY14	FY15	FY15	Change
Mobile**	11%	12%	11%	9%	13%
Total Digital	65%	51%	44%	44%	51%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other*	66%	67%	40%	38%	63%
Full game downloads	6%	7%	13%	9%	8%
Extra content	12%	14%	27%	27%	13%
Subscriptions, advertising and other	6%	4%	7%	10%	7%
Mobile**	10%	8%	13%	16%	9%
Total Digital	34%	33%	60%	62%	37%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

*Packaged goods and other includes distribution which was previously presented separately through Q4-FY14.
**Handheld revenue is included within each respective category of Full game downloads, Extra content and Subscriptions, advertising and other. Handheld revenue was previously grouped with Mobile and presented as Mobile and handheld through Q4-FY14.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY14	FY14	FY14	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	—	24	172	293	317	100%
Xbox 360, PLAYSTATION 3	298	425	562	543	308	3%
Other consoles	11	10	5	3	6	(45%)
Total consoles	309	459	739	839	631	104%
PC / Browser	274	210	238	231	208	(24%)
Mobile	75	97	115	123	123	64%
Other	37	42	31	21	28	(24%)
Total GAAP net revenue	695	808	1,123	1,214	990	42%
Xbox One, PLAYSTATION 4	—	368	133	(95)	117
Xbox 360, PLAYSTATION 3	389	282	(316)	(268)	63
Other consoles	(1)	—	(1)	—	(1)
Total consoles	388	650	(184)	(363)	179
PC / Browser	(76)	86	(31)	(67)	56
Mobile	28	27	7	(3)	(6)
Other	5	1	(1)	(6)	1
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
Xbox One, PLAYSTATION 4	—	392	305	198	434	100%
Xbox 360, PLAYSTATION 3	687	707	246	275	371	(46%)
Other consoles	10	10	4	3	5	(50%)
Total consoles	697	1,109	555	476	810	16%
PC / Browser	198	296	207	164	264	33%
Mobile	103	124	122	120	117	14%
Other	42	43	30	15	29	(31%)
Total Non-GAAP net revenue	1,040	1,572	914	775	1,220	17%
Xbox One, PLAYSTATION 4	—	2%	16%	24%	32%
Xbox 360, PLAYSTATION 3	43%	53%	50%	45%	31%
Other consoles	1%	1%	—	—	1
Total consoles	44%	56%	66%	69%	64%
PC / Browser	39%	26%	21%	19%	21%
Mobile	11%	12%	10%	10%	12%
Other	6%	6%	3%	2%	3%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	—	25%	34%	26%	36%
Xbox 360, PLAYSTATION 3	66%	45%	27%	35%	30%
Other consoles	1%	1%	—	—	—
Total consoles	67%	71%	61%	61%	66%
PC / Browser	19%	19%	23%	21%	22%
Mobile	10%	8%	13%	15%	10%
Other	4%	2%	3%	3%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY14	FY14	FY14	FY15	FY15	Change
CASH FLOW DATA
Operating cash flow	(6)	685	281	4	183	3,150%
Operating cash flow - TTM	342	664	712	964	1,153	237%
Capital expenditures	24	28	16	27	21	(13%)
Capital expenditures - TTM	103	106	97	95	92	(11%)
BALANCE SHEET DATA
Cash and cash equivalents	1,090	1,746	1,782	1,554	1,624	49%
Short-term investments	328	324	583	762	764	133%
Cash and cash equivalents, and short-term investments	1,418	2,070	2,365	2,316	2,388	68%
Receivables, net	594	526	327	219	829	40%
Inventories	58	55	56	37	67	16%
Deferred net revenue (online-enabled games)
End of the quarter	935	1,699	1,490	1,051	1,281	37%
Less: Beginning of the quarter	590	935	1,699	1,490	1,051
Change in deferred net revenue (online-enabled games)	345	764	(209)	(439)	230
STOCK-BASED COMPENSATION
Cost of revenue	1	—	1	—	1
Research and development	23	25	22	16	23
Marketing and sales	6	7	6	4	6
General and administrative	8	8	10	9	10
Total stock-based compensation	38	40	39	29	40